PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
IDEC PHARMACEUTICALS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints WILLIAM H. RASTETTER, Ph.D. and JOHN M. DUNN, and each of them, agents and proxies, with full power of substitution, to vote all shares of common stock of IDEC Pharmaceuticals Corporation held of record by the undersigned as of September 25, 2003 at the Special Meeting of Stockholders of IDEC Pharmaceuticals Corporation to be held at the Hilton La Jolla at Torrey Pines, 10950 North Torrey Pines Road, San Diego, California 92037 on                        , 2003, at 10:00 a.m., local time, and at all adjournments thereof, upon the following matters:

(Continued, and to be marked, dated and signed, on the other side)

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Please mark your votes as indicated in this example	☒
		FOR	AGAINST	ABSTAIN
1.	Proposal to approve the issuance of shares of IDEC Pharmaceuticals Corporation common stock under the Agreement and Plan of Merger, dated as of June 20, 2003, by and among IDEC, Bridges Merger Corporation and Biogen, Inc.	☐	☐	☐
2.
	Proposal to amend IDEC Pharmaceutical Corporation's certificate of incorporation to increase the authorized shares of common stock from 500,000,000 to 1,000,000,000 and to change the name of the corporation to BIOGEN IDEC INC., effective upon completion of the merger.	☐	☐	☐
3.	Proposal to approve the 2003 Omnibus Equity Plan, effective upon completion of the merger.	☐	☐	☐
4.	Proposal to approve the Performance Based Management Incentive Plan, effective upon completion of the merger.	☐	☐	☐
5.	Proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.	☐	☐	☐

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5 ABOVE. IN ACCORDANCE WITH THEIR DISCRETION, THE PROXY HOLDERS ALSO ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Signature	Signature	Date

(This signature should conform to your name as printed hereon. Co-owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/IDPH		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR
		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.